                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        Emmis Communications Corporation
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

               Indiana                                 35-1542018
--------------------------------------------------------------------------------
(State of incorporation of organization)    (I.R.S. Employer Identification No.)

One Emmis Plaza, 40 Monument Circle, 7th Floor                46204
--------------------------------------------------------------------------------
(Address of principal executive offices)                    (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

      Title of Each Class                   Name of each exchange on which
      to be so Registered                   each class is to be registered
      -------------------                   ------------------------------

                                      None

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. / /

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. / X /

Securities Act registration statement file number to which this form relates:
333-88221

Securities to be registered pursuant to Section 12(g) of the Act:

              ___ % Series A Cumulative Convertible Preferred Stock
--------------------------------------------------------------------------------
                                (Title of class)

ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         See "Description of the Convertible Preferred Stock" in the prospectus contained in Emmis Communications Corporation's Registration Statement on Form S-3 (File No. 333-88221), which description is incorporated herein by reference.

ITEM 2.   EXHIBITS

         The following exhibits are incorporated herein by reference to previous filings made by Emmis with the Securities and Exchange Commission.

Exhibit
Number        Exhibit Name
-------       ------------
3.1           Amended and Restated Articles of Incorporation of Emmis
              Communications Corporation, as amended, incorporated by reference to Exhibit 3.1 to Emmis' Quarterly Report on Form 10-Q for the quarter ended August 31, 1999.

3.2 Amended and Restated Bylaws of Emmis Communications Corporation, as amended, incorporated by reference to Exhibit 3.2 to Emmis' Quarterly Report on Form 10-Q for the quarter ended August 31, 1999.

3.3 Preliminary form of Articles of Amendment of Amended and Restated Articles of Incorporation of Emmis Communications Corporation designating the __% Series A Cumulative Convertible Preferred Stock.


SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

October 26, 1999                EMMIS COMMUNICATIONS CORPORATION

                                By: /s/ J. Scott Enright
                                    --------------------------------------------
                                    J. Scott Enright
                                    Vice President and Associate General Counsel